ACM Municipal Securities Income Fund, Inc.
File Number 811-07510
April 30, 2006
Attachment 77Q1

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #87 completely, the correct answer is as follows:

87. Securities of Registrant registered on a national securities exchange or listed on NASDAQ:

Title of each class of securities	cusip or Nasdaq No.	Ticker Symbol
A) Common Stock				  000942102		   AMU
B) Preferred Stock Series A		  000942201		   AMU
C) Preferred Stock Series B		  000942300		   AMU
D) Preferred Stock Series C		  000942409		   AMU